UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2015

AMERICAN BIO MEDICA CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-28666	14-1702188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

122 Smith Road, Kinderhook, NY 12106

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 518-758-8158

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 26, 2015, American Bio Medica Corporation (the “Company”) entered into a Loan and Security Agreement with Cherokee Financial, LLC (the “Cherokee LSA”). The purpose of the Cherokee LSA is to refinance the Company’s Series A Debentures and Cantone Asset Management LLC Bridge Loan (representing $689,0000 (the Company’s previous Series A Debenture debt was $723,000, however, the Company paid down a portion of the debt in February 2015) both of which matured on February 1, 2015 and were at an annual interest rate of 15%) and the Company’s Mortgage Consolidation Loan with First Niagara Bank (representing $326,000 with a maturity date in 2017 and at an annual interest rate of 8.25%). The loan is collateralized by a first security interest in the same assets as the First Niagara Bank loan (i.e. real estate and machinery and equipment. Under the Cherokee LSA, the Company is provided the sum of $1,200,000 in the form of a 5-year note at an annual interest rate of 8% (the “Cherokee Note”). The Company will make interest only payments quarterly on the Cherokee Note, with the first interest payment being due on May 15, 2015. The Company will also make an annual principal reduction payment of $75,000 on each anniversary of the date of the closing, with a final balloon payment being due on March 26, 2020. In addition to the 8% interest, the Company will pay Cherokee Financial LLC a 1% cash annual fee (paid contemporaneously with payment of quarterly interest) for oversight and administration of the loan. As lead investor, Cherokee Financial, LLC will also receive 1.5 restricted shares of common stock for each $1.00 in investment, or 1.8 million restricted shares of common stock. The Company will also issue an additional 0.5 restricted shares of common stock, or 600,000 restricted shares, to Cherokee Financial LLC on March 26, 2016, however, if the Company has repaid the Cherokee Note in full prior to this date, the Company is not obligated to issue these additional shares.

The Company can call the Cherokee Note at anytime with no penalty; except that a 1% administration fee would be required to be paid to Cherokee Financial, LLC to close out all participations.

As placement agent for the transaction, Cantone Research Inc. (“CRI”; who was the original placement agent for the Series A Debentures in 2008) received a 5% cash fee on the $1.2 million, or $60,000, and 200,000 restricted shares of common stock. The Company will also issue an additional 196,000 restricted shares of common stock, to CRI on March 26, 2016 as an additional placement agent fee and expense allowance, however, if the Company has repaid the Cherokee Note in full prior to this date, the Company is not obligated to issue these additional shares.

The Company received net proceeds of $80,000 after $1,015,000 of debt payments, $60,000 in placement agent fees, $19,000 in legal fees, $19,000 in expenses, $3,000 in state filing fees and $4,000 in interest expense (for 8% interest on $511,000 in new participations received from February 24, 2015 through March 25, 2015). With the exception of the interest expense, the Company will be amortizing these expenses over the term of the Cherokee LSA, or 5 years. From these net proceeds, the Company will also pay $12,000 in interest expense (related to 15% interest on $689,000 in Series A Debentures and CAM Bridge Loan for the period of February 1, 2015 through March 25, 2015).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BIO MEDICA CORPORATION (Registrant)

Dated: March 30, 2015	By:	/s/ Melissa A. Waterhouse
Melissa A. Waterhouse
Chief Executive Officer (Principal
Executive Officer)
Principal Financial Officer